Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-172626) of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Susquehanna Bancshares, Inc.’s Annual Report on Form 10-K for the year-ended December 31, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, VA

October 13, 2011

PricewaterhouseCoopers LLP, 1800 Tysons Boulevard, Suite 900, McLean, VA 22102

T: (703)918 3000, F: (703)918 3100, www.pwc.com/us